UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

HARTFORD GREAT HEALTH CORP.

(Exact name of registrant as specified in its charter)

California	000-54439	51-0675116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8832 Glendon Way, Rosemead, California	91770
(Address of principal executive offices)	(Zip Code)

626-321-1915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 par value	HFUS	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “HFUS,” and “our” refer to Hartford Retirement Network Corp., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 2.01 Completion of Acquisition or Disposition of Assets

The economic impact of COVID-19 epidemic in the past two and a half years, together with implementation of “Double-Reduction” educational policies which limits operations of extracurricular learning/education centers imposed by the government of China, have caused continual financial loss for the company. In view of these losses, Corporation’s board of directors have re-evaluated its operation strategies, financial stability and global economic uncertainties, and have decided to cut the continual financial losses. Therefore due to lack of further funding to sustain certain operations, on August 1, 2022 the Board of Directors took the following actions:

1. Hartford Great Health Management (Shanghai), Ltd., a HFUS’s subsidiary in Shanghai, China, will transfer the entire 90% of its share holdings of Hartford International Education Technology (Shanghai) Co., Ltd. to Shanghai Qiaoshang Overseas Culture Media Co., Ltd. for a total amount of $900 USD (approximately RMB ¥5,850). Shanghai Qiaoshang Overseas Culture Media Co., Ltd. will bear all claims of equity, debts, and losses effective on August 1, 2022.

2. Hangzhou Hartford Comprehensive Health Management, Ltd. a HFUS’s subsidiary in Hangzhou, China, will transfer the 90% of its shareholdings to Shanghai Qiaoshang Overseas Culture Media Co., Ltd. for a total amount of $900 USD (approximately RMB ¥5,850). The remaining 10% of its shareholdings will be transferred to a related individual, Danfeng Gu, for a total amount of $100 USD (approximately RMB ¥650). Shanghai Qiaoshang Overseas Culture Media Co., Ltd. and Danfeng Gu will bear all claims of equity, debts, and losses effective on August 1, 2022.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD GREAT HEALTH CORP.

Dated: August 29, 2022	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Financial Officer

3